Registration No. 333-______
    As filed with the Securities and Exchange Commission on November 25, 2002
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                               ___________________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ___________________

                          COOPERATIVE BANKSHARES, INC.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                 NORTH CAROLINA
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   56-1886527
--------------------------------------------------------------------------------
                     (I.R.S. Employer Identification Number)

                                201 MARKET STREET
                        WILMINGTON, NORTH CAROLINA 28401
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

   COOPERATIVE BANK FOR SAVINGS, INC., SSB 401(K) SUPPLEMENTAL RETIREMENT PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                FREDERICK WILLETTS, III, CHIEF EXECUTIVE OFFICER
                          COOPERATIVE BANKSHARES, INC.
                                201 MARKET STREET
                        WILMINGTON, NORTH CAROLINA 28401
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (910) 343-0181
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:
                           JOAN S. GUILFOYLE, ESQUIRE
                      STRADLEY, RONON, STEVENS & YOUNG, LLP
                         1220 19TH STREET NW, SUITE 600
                              WASHINGTON, DC 20036
                                 (202) 419-8410

                         CALCULATION OF REGISTRATION FEE

========================= ====================== ======================= ====================== ======================
                                                        Proposed               Proposed
        Title Of                                        Maximum                 Maximum
       Securities                Amount                 Offering               Aggregate              Amount Of
         To Be                    To Be                Price Per               Offering             Registration
       Registered            Registered (1)              Share                   Price                   Fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,
$1.00 par value                  223,580               $15.00 (2)           $3,353,700 (2)             $308.54
========================= ====================== ======================= ====================== ======================

(1) Pursuant to Rule 416(c), this Registration Statement also covers an indeterminate number of interests offered or sold pursuant to the Cooperative Bank for Savings, Inc., SSB 401(k) Supplemental Retirement Plan (the "Plan"). In addition, pursuant to Rule 416(b), this Registration Statement covers such number of additional shares which may become available for issuance pursuant to the Plan as the result of a merger, consolidation, recapitalization or similar event involving the Registrant or a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) in the Registrant's Common Stock.
(2) Estimated solely for the purpose of calculating the registration fee and calculated pursuant to Rule 457(c) based on the average of the high and low selling price per share of the Common Stock of $15.00 per share on November 18, 2002.
================================================================================

                                     PART I

                       INFORMATION REQUIRED IN THE SECTION
                                10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION*
-------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*
-------

     Documents containing the information required by Part I of this registration statement will be sent or given to participants in the Plan in accordance with Rule 428(b)(1). In accordance with the Note to Part I of Form S-8, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement or as prospectuses or prospectus supplements.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
-------

     Cooperative Bankshares, Inc. (the "Company") is subject to the reporting and informational requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended and, accordingly, files periodic reports and other information with the Commission.

     The following documents filed by the Company are incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 as filed with the Commission.

     (b) The Plan's Annual Report on Form 11-K for the plan year ended December 31, 2001 as filed with the Commission.

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002 as filed with the Commission.

     (d) The Company's Current Reports on Form 8-K dated January 22, 2002, April 16, 2002, April 24, 2002, July 17, 2002, October 23, 2002 and November 20, 2002.

     (e) The description of the Company's Securities as contained in the Company's Registration Statement on Form S-4 as filed with the Commission.

     ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY AND THE PLAN PURSUANT TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SECURITIES OFFERED HAVE BEEN SOLD OR WHICH DEREGISTERS ALL SECURITIES THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
-------

     Not applicable, as the Common Stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
-------

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------

     In addition to and apart from the indemnification provided for in the North Carolina Business Corporation Act, as from time to time amended, the Company shall provide indemnification to its directors as outlined in Article 8 of the Company's Articles of Incorporation as stated below:

     A. Indemnity. Any person who at any time serves or has served as a director of the Corporation shall have a right to be indemnified by the Corporation to the full extent allowed by applicable law against liability and litigation expense arising out of or connected with such status or activities in such capacity. "Liability and litigation expense" shall include costs and expenses of litigation (including reasonable attorneys fees), judgments, fines and amounts paid in settlement which are actually and reasonably incurred in connection with or as a consequence of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals. The Corporation shall not indemnify any such person against any liability or litigation expense unless such person reasonably believed (i) in the case of conduct in his or her official capacity with the Corporation, that his or her conduct was in the best interests of the Corporation and (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation.

     B. Determination of Right to Indemnity. Promptly after the final disposition or termination of any matter which involves liability or litigation expense as described in Section A of this Article or at such earlier time as it sees fit, the Corporation shall determine whether any person described in Section A of this Article is entitled to indemnification thereunder. Such determination shall be limited to the following issues: (i) whether the persons to be indemnified are persons described in Section A of this Article, (ii) whether the liability or litigation expense incurred arose out of the status or activities of such persons as described in Section A of this Article, (iii) whether the liability was actually incurred and litigation expense was actually and reasonably incurred, and (iv) whether the liability and litigation expense were incurred on account of activities which were at the time taken reasonably believed by such person (a) in the case of conduct in his or her official capacity with the Corporation, to be in the best interests of the Corporation or
(b) in all other cases, that his or her conduct was at least not opposed to the best interests of the Corporation. Such determination shall be made by a majority vote of directors who were not parties to the action, suit or proceeding (or, in connection with "threatened" actions, suits or proceedings, who were not "threatened parties"). If at least two such disinterested directors are not obtainable, or, even if obtainable, if at least half of the number of disinterested directors so direct, such determination shall be made by independent legal counsel in written opinion.

     C. Advance Expenses.

          (i) Subject to subsection (ii) below, litigation expense incurred by a person described in Section A of this Article in connection with a matter described in Section A of this Article shall be paid by the Corporation in advance of the final disposition of the matter, if the Corporation receives an undertaking, dated, in writing and signed by the person to be indemnified, to repay all such sums if it is ultimately determined as provided in Section B of this Article that such person is not entitled to be indemnified by the Corporation. Requests for payments in advance of final disposition or termination shall be submitted in writing to the Corporation unless this requirement is waived by the Corporation. Before the first such payment is made, the Corporation shall have received the written undertaking referred to herein and notice of the request for advance payment shall have been given to the members of the board of directors.

          (ii) Notwithstanding the foregoing subsection (i), no advance payment shall be made as to any payment or portion of a payment for which the determination is made that the person requesting payment will not be entitled to indemnification. Such determination may be made only by a majority vote of disinterested directors or by independent legal counsel as next provided. If there are not at least two disinterested directors, then notice of all requests for advance payment shall be delivered for review to independent legal counsel for the Corporation. Such counsel shall have the authority to disapprove any advance payment or portion of a payment for which it plainly and unavoidably appears that the person requesting payment will not be entitled to indemnification.

     D. Settlements. The Corporation shall not be obligated to indemnify persons described in Section A of this Article for any amounts paid in settlement unless the

Corporation consents in writing to the settlement. The Corporation shall not unreasonably withhold its consent to proposed settlements. The Corporation's consent to a proposed settlement shall not constitute an agreement by the Corporation that any person is entitled to indemnification hereunder; the Corporation shall waive the requirement of this Section for its written consent as fairness and equity may require.

     E. Application for Indemnity or Advances.

          (i) A person described in Section A of this Article may apply to the Corporation in writing for indemnification or to advance expenses. Such application shall be addressed to the secretary, or, in the absence of the secretary, to any officer of the Corporation. The Corporation shall respond in writing to such applications as follows: to a request for indemnity under Section B of this Article, within ninety days after receipt of the application; to a request for advance expenses under Section C of this Article, within fifteen days after receipt of the application.

          (ii) The right to indemnification or advance expenses provided herein shall be enforceable in any court of competent jurisdiction. A legal action may be commenced if a claim for indemnity or advance expenses is denied in whole or in part, or upon the expiration of the time periods provided in the preceding subsection (i). In any such action, the claimant shall be entitled to prevail upon establishing that he or she is entitled to indemnification or advance expenses but the Corporation shall have the burden of establishing, as a defense, that the liability or expense was incurred on account of activities which were, at the time taken, known or believed by the claimant to be clearly in conflict with the best interests of the Corporation. In any such action, if the claimant establishes the right to indemnification, he or she shall also have the right to be indemnified against the litigation expense (including a reasonable attorney's fee) of such action.

     F. Incidents of Right of Indemnification. The right of indemnification provided herein shall not be deemed exclusive of any other rights to which any persons seeking indemnity may be entitled apart from the provisions of this Article, except there shall be no right to indemnification as to any liability or litigation expense for which such person is entitled to receive payment under any insurance policy other than a directors' and officers' liability insurance policy maintained by the Corporation. Such right shall inure to the benefit of the heirs and legal representatives of any persons entitled to such right. Any person who at any time after the adoption of this Article serves or has served in any status or capacity described in Section A of this Article, shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Any repeal or modification of this Article shall not affect any rights or obligations then existing. The right provided herein shall not apply as to persons serving corporations that are hereafter merged into or combined with the Corporation, except after the effective date of such merger or combination and only as to status and activities after such date.

     G. Savings Clause. If this Article or any portion hereof shall be invalidated on any ground by any court or agency of competent jurisdiction, then the Corporation shall nevertheless indemnify each person described in Section A of this Article to the full extent permitted by the portion of this Article that is not invalidated and also to the full extent (not exceeding the benefits described herein) permitted or required by other applicable law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
-------

     Not applicable.

ITEM 8.  EXHIBITS
-------

     The exhibits scheduled to be filed or included as part of this Registration Statement are as follows:

EXHIBIT        DESCRIPTION
-------        -----------

23.1           Consent of KPMG LLP

23.2           Consent of PricewaterhouseCoopers LLP

99 Cooperative Bank for Savings, Inc. SSB 401(k) Supplemental Retirement Plan, as amended.

     In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 - Opinion regarding legality, as:

     1. The Registrant undertakes that the Plan and any amendments thereto have been or will be submitted to the Internal Revenue Service (the "IRS") in a timely manner and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code have been or will be made.

     2. Shares issued under the Plan are purchased on the open market.

ITEM 9.  UNDERTAKINGS
-------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be present by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Wilmington, State of North Carolina, on November 20, 2002.

                                COOPERATIVE BANKSHARES, INC.



                                By: /s/ Frederick Willetts, III
                                    --------------------------------------------
                                    Frederick Willetts, III
                                    President and Chief Executive Officer
                                    (Duly Authorized Representative)


                                POWER OF ATTORNEY

     We, the undersigned Directors of Cooperative Bankshares, Inc., hereby severally constitute and appoint Frederick Willetts, III, who may act, with full power of substitution, our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Frederick Willetts, III, who may act, may deem necessary or advisable to enable Cooperative Bankshares, Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of Cooperative Bankshares, Inc. common stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below, the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that said Frederick Willetts, III shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                     TITLE                     DATE
             ---------                     -----                     ----

By: /s/ Frederick Willetts, III     Chairman, President    November 20, 2002
    -----------------------------   and Chief Executive
    Frederick Willetts, III         Officer
    Principal Executive Officer




By: /s/ Todd Sammons                Senior Vice President  November 20, 2002
    -----------------------------   and Chief Financial
    Todd Sammons                    Officer
    Principal Financial and
    Accounting Officer




By: /s/ James D. Hundley, M.D.      Director               November 20, 2002
    -----------------------------
    James D. Hundley, M.D.



By: /s/ O. Richard Wright, Jr.      Director               November 20, 2002
    -----------------------------
    O. Richard Wright, Jr.

             SIGNATURE                TITLE                     DATE
             ---------                -----                      ----



By: /s/ Paul G. Bunton              Director               November 20, 2002
    -----------------------------
    Paul G. Burton




By: /s/ H. Thompson King, III       Director               November 20, 2002
    -----------------------------
    H. Thompson King, III




By: /s/ F. Peter Fensel, Jr.        Director               November 20, 2002
    -----------------------------
    F. Peter Fensel, Jr.




By: /s/ R. Allen Rippy              Director               November 20, 2002
    -----------------------------
    R. Allen Rippy




By: /s/ Russell M. Carter           Director               November 20, 2002
    -----------------------------
    Russell M. Carter

                                INDEX TO EXHIBITS


EXHIBIT        DESCRIPTION
-------        -----------

23.1           Consent of KPMG LLP

23.2           Consent of PricewaterhouseCoopers LLP

99 Cooperative Bank for Savings, Inc. SSB 401(k) Supplemental Retirement Plan, as amended.